Exhibit 99.1

Corporate Communications
mediarelations@aa.com

Investor Relations
investor.relations@aa.com

FOR RELEASE: Thursday, Oct. 20, 2022
AMERICAN AIRLINES REPORTS THIRD-QUARTER 2022 FINANCIAL RESULTS
FORT WORTH, Texas –– American Airlines Group Inc. (NASDAQ: AAL) today reported its third-quarter 2022 financial results, including:
•Third-quarter net income of $483 million, or $0.69 per diluted share. Excluding net special items1, third-quarter net income of $478 million, or $0.69 per diluted share.
•Record quarterly revenue of $13.5 billion, which represents a 13% increase over the same period in 2019, despite flying 9.6% less capacity.
•Ended the third quarter with $14.3 billion of total available liquidity, more than double the total available liquidity at year-end 2019.
•Company continues to execute on its plan to pay down approximately $15 billion of total debt2 by the end of 2025.
“The American Airlines team continues to deliver on our goals of running a reliable operation and returning to profitability,” said American’s CEO Robert Isom. “Demand remains strong, and it’s clear that customers in the U.S. and other parts of the world continue to value air travel and the ability to reconnect post-pandemic. American has the youngest, most fuel-efficient fleet among U.S. network carriers, and we are well-positioned for the future because of the incredible efforts of our team.”
Running a reliable operation
In the third quarter, American flew a schedule that was more than 25% larger than its closest competitor as measured by total departures. American and its regional partners operated more than 500,000 flights in the quarter, with an average load factor of 85.3%, which is 6.6 points higher than the third quarter of 2021. Despite a challenging operating environment — with hurricanes in Florida and the Caribbean and flooding in Dallas-Fort Worth — American restored its operating reliability to pre-pandemic levels in the third quarter. American has delivered a record on-time arrival rate and completion factor so far in October, and expects to carry this momentum through the upcoming holiday season and beyond.
American is proud to offer customers the largest network of any U.S. airline, with an expected average of more than 5,100 daily departures for the remainder of the year.

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

Returning to profitability
American produced revenues of $13.5 billion in the third quarter, a 13% increase versus 2019 and a record for any quarter in company history. This record revenue was achieved while flying 9.6% less capacity than the same period in 2019. The company produced an operating margin excluding net special items of 7.2% in the quarter.
Demand for domestic and short-haul international travel remains very strong, and the airline expects further improvement in demand for long-haul international travel as travel restrictions and testing requirements are lifted around the globe.
Liquidity and balance sheet
American ended the third quarter with $14.3 billion of total available liquidity, comprising cash and short-term investments plus undrawn capacity under revolving and other credit facilities. Total debt reduction continues to be a top priority, and the company remains on track to reduce total debt levels by $15 billion by the end of 2025.
In the third quarter, the company made approximately $380 million in scheduled debt and finance lease payments. As of Sept. 30, 2022, American had reduced its total debt by $5.6 billion from peak levels in the second quarter of 2021.
Guidance and investor update
American will continue to match its forward capacity with the resources required to support its operation. Based on current trends, the company expects its fourth-quarter total revenue to be 11% to 13% higher versus the fourth quarter of 2019 on 5% to 7% lower capacity. With these demand trends and the current fuel price forecast and excluding the impact of special items, the company expects to produce an operating margin3 of between 5.5% and 7.5% in the fourth quarter. Based on today's guidance, American expects its fourth-quarter 2022 earnings per diluted share excluding net special items3 to be between $0.50 and $0.70.
For additional financial forecasting detail, please refer to the company’s investor update, filed with this press release with the SEC on Form 8-K. This filing will also be available at
aa.com/investorrelations.
Conference call and webcast details
The company will conduct a live audio webcast of its financial results conference call at 7:30 a.m. CT today. The call will be available to the public on a listen-only basis at
aa.com/investorrelations. An archive of the webcast will be available on the website through Nov. 20.
Notes
See the accompanying notes in the financial tables section of this press release for further explanation, including a reconciliation of all GAAP to non-GAAP financial information.
1.The company recognized $18 million of pre-tax net special credits in the third quarter of 2022, which principally included $57 million of nonoperating special credits for mark-to-market net unrealized gains associated with certain equity investments, offset in part by $39 million of operating net special charges.

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

2.All references to total debt include debt, finance leases, operating lease liability and pension obligations.
3.Operating margin and earnings per diluted share guidance excludes the impact of net special items. The Company is unable to reconcile certain forward-looking projections to GAAP as the nature or amount of net special items cannot be determined at this time.
About American Airlines Group
To Care for People on Life's Journey®. Shares of American Airlines Group Inc. trade on Nasdaq under the ticker symbol AAL and the company’s stock is included in the S&P 500. Learn more about what’s happening at American by visiting news.aa.com and connect with American on Twitter @AmericanAir and at Facebook.com/AmericanAirlines.
Cautionary statement regarding forward-looking statements and information
Certain of the statements contained in this report should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the company’s plans, objectives, expectations, intentions, estimates and strategies for the future, the continuing availability of borrowings under revolving lines of credit, and other statements that are not historical facts. These forward-looking statements are based on the company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in the company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022 (especially in Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and Part II, Item 1A. Risk Factors), and other risks and uncertainties listed from time to time in the company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

American Airlines Group Inc.
Condensed Consolidated Statements of Operations
(In millions, except share and per share amounts)
(Unaudited)

	3 Months Ended September 30,		Percent Increase (Decrease)		9 Months Ended September 30,		Percent Increase (Decrease)
	2022	2021			2022	2021
Operating revenues:
Passenger	$12,396	$7,957	55.8		$32,438	$17,682	83.5
Cargo	279	332	(15.9)		970	973	(0.3)
Other	787	680	15.8		2,375	1,800	31.9
Total operating revenues	13,462	8,969	50.1		35,783	20,455	74.9
Operating expenses:
Aircraft fuel and related taxes	3,847	1,952	97.1		10,369	4,596	nm
Salaries, wages and benefits	3,384	3,018	12.1		9,773	8,611	13.5
Regional expenses:
Regional operating expenses	1,093	809	35.1		3,058	1,912	59.9
Regional depreciation and amortization	81	78	3.7		240	236	1.7
Maintenance, materials and repairs	685	548	25.1		1,949	1,383	40.9
Other rent and landing fees	710	694	2.3		2,081	1,950	6.8
Aircraft rent	347	358	(3.0)		1,045	1,064	(1.8)
Selling expenses	495	318	55.7		1,331	745	78.7
Depreciation and amortization	491	480	2.1		1,486	1,439	3.2
Special items, net	37	(990)	nm	(1)	189	(3,986)	nm
Other	1,362	1,109	22.9		4,037	2,784	45.1
Total operating expenses	12,532	8,374	49.7		35,558	20,734	71.5
Operating income (loss)	930	595	56.3		225	(279)	nm
Nonoperating income (expense):
Interest income	70	5	nm		107	13	nm
Interest expense, net	(499)	(476)	4.8		(1,430)	(1,332)	7.4
Other income, net	157	82	91.1		274	241	14.1
Total nonoperating expense, net	(272)	(389)	(30.0)		(1,049)	(1,078)	(2.7)
Income (loss) before income taxes	658	206	nm		(824)	(1,357)	(39.3)
Income tax provision (benefit)	175	37	nm		(148)	(296)	(49.7)
Net income (loss)	$483	$169	nm		$(676)	$(1,061)	(36.3)

Earnings (loss) per common share:
Basic	$0.74	$0.26			$(1.04)	$(1.65)
Diluted	$0.69	$0.25			$(1.04)	$(1.65)
Weighted average shares outstanding (in thousands):
Basic	650,586	648,564			650,145	642,432
Diluted	715,985	721,142			650,145	642,432
Note: Percent change may not recalculate due to rounding.
(1)Not meaningful or greater than 100% change.

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

American Airlines Group Inc.
Consolidated Operating Statistics (1)
(Unaudited)

	3 Months Ended September 30,		Increase (Decrease)	9 Months Ended September 30,		Increase (Decrease)
	2022	2021		2022	2021

Revenue passenger miles (millions)	58,499	48,069	21.7%	160,305	112,555	42.4%
Available seat miles (ASM) (millions)	68,567	61,111	12.2%	194,264	153,431	26.6%
Passenger load factor (percent)	85.3	78.7	6.6 pts	82.5	73.4	9.1 pts
Yield (cents)	21.19	16.55	28.0%	20.23	15.71	28.8%
Passenger revenue per ASM (cents)	18.08	13.02	38.8%	16.70	11.52	44.9%
Total revenue per ASM (cents)	19.63	14.68	33.8%	18.42	13.33	38.2%
Cargo ton miles (millions)	478	510	(6.2) %	1,514	1,597	(5.2) %
Cargo yield per ton mile (cents)	58.30	65.02	(10.3) %	64.07	60.94	5.1%

Fuel consumption (gallons in millions)	1,031	941	9.5%	2,922	2,393	22.1%
Average aircraft fuel price including related taxes (dollars per gallon)	3.73	2.07	79.9%	3.55	1.92	84.8%

Operating cost per ASM (cents)	18.28	13.70	33.4%	18.30	13.51	35.5%
Operating cost per ASM excluding net special items (cents)	18.22	15.43	18.1%	18.21	16.40	11.0%
Operating cost per ASM excluding net special items and fuel (cents)	12.61	12.24	3.0%	12.87	13.41	(4.0) %

Passenger enplanements (thousands)	52,564	48,129	9.2%	148,353	116,384	27.5%
Departures (thousands):
Mainline	273	245	11.6%	775	618	25.4%
Regional	228	263	(13.4) %	702	696	0.8%
Total	501	508	(1.3) %	1,477	1,314	12.4%
Average stage length (miles):
Mainline	1,175	1,171	0.4%	1,172	1,180	(0.7) %
Regional	476	482	(1.3) %	479	489	(1.9) %
Total	857	814	5.3%	842	813	3.6%
Aircraft at end of period:
Mainline (2)	908	857	6.0%	908	857	6.0%
Regional (3)	553	557	(0.7) %	553	557	(0.7) %
Total	1,461	1,414	3.3%	1,461	1,414	3.3%
Full-time equivalent employees at end of period:
Mainline	102,200	94,000	8.7%	102,200	94,000	8.7%
Regional (4)	27,500	25,800	6.6%	27,500	25,800	6.6%
Total	129,700	119,800	8.3%	129,700	119,800	8.3%
Note: Amounts may not recalculate due to rounding.
(1)Unless otherwise noted, operating statistics include mainline and regional operations. Regional includes wholly-owned regional airline subsidiaries and operating results from capacity purchase carriers.
(2)Excludes 14 Boeing 737-800 mainline aircraft that are in temporary storage at September 30, 2022.
(3)Includes aircraft owned and leased by American as well as aircraft operated by third-party regional carriers under capacity purchase agreements. Excludes 30 Embraer 145, 13 Bombardier CRJ 700, five Bombardier CRJ 900 and five Embraer 170 regional aircraft that are in temporary storage at September 30, 2022.
(4)Regional full-time equivalent employees only include our wholly-owned regional airline subsidiaries.

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

American Airlines Group Inc.
Consolidated Revenue Statistics by Region
(Unaudited)

	3 Months Ended September 30,		Increase (Decrease)	9 Months Ended September 30,		Increase (Decrease)
	2022	2021		2022	2021
Domestic (1)
Revenue passenger miles (millions)	39,226	38,869	0.9%	111,346	92,277	20.7%
Available seat miles (ASM) (millions)	45,686	46,505	(1.8) %	131,507	115,494	13.9%
Passenger load factor (percent)	85.9	83.6	2.3 pts	84.7	79.9	4.8 pts
Passenger revenue (dollars in millions)	8,786	6,547	34.2%	23,966	14,646	63.6%
Yield (cents)	22.40	16.84	33.0%	21.52	15.87	35.6%
Passenger revenue per ASM (cents)	19.23	14.08	36.6%	18.22	12.68	43.7%

Latin America (2)
Revenue passenger miles (millions)	8,012	5,759	39.1%	24,088	15,306	57.4%
Available seat miles (millions)	9,166	7,733	18.5%	29,278	24,059	21.7%
Passenger load factor (percent)	87.4	74.5	12.9 pts	82.3	63.6	18.7 pts
Passenger revenue (dollars in millions)	1,596	957	66.8%	4,357	2,375	83.5%
Yield (cents)	19.92	16.62	19.9%	18.09	15.52	16.6%
Passenger revenue per ASM (cents)	17.41	12.38	40.7%	14.88	9.87	50.8%

Atlantic
Revenue passenger miles (millions)	10,623	3,163	nm	23,273	4,302	nm
Available seat miles (millions)	12,945	6,035	nm	30,955	11,222	nm
Passenger load factor (percent)	82.1	52.4	29.7 pts	75.2	38.3	36.9 pts
Passenger revenue (dollars in millions)	1,901	408	nm	3,848	555	nm
Yield (cents)	17.89	12.90	38.7%	16.53	12.90	28.2%
Passenger revenue per ASM (cents)	14.68	6.76	nm	12.43	4.94	nm

Pacific
Revenue passenger miles (millions)	638	278	nm	1,598	670	nm
Available seat miles (millions)	770	838	(8.2) %	2,524	2,656	(5.0) %
Passenger load factor (percent)	82.9	33.1	49.8 pts	63.3	25.2	38.1 pts
Passenger revenue (dollars in millions)	113	45	nm	267	106	nm
Yield (cents)	17.74	16.35	8.5%	16.66	15.85	5.1%
Passenger revenue per ASM (cents)	14.71	5.42	nm	10.55	4.00	nm

Total International
Revenue passenger miles (millions)	19,273	9,200	nm	48,959	20,278	nm
Available seat miles (millions)	22,881	14,606	56.7%	62,757	37,937	65.4%
Passenger load factor (percent)	84.2	63.0	21.2 pts	78.0	53.5	24.5 pts
Passenger revenue (dollars in millions)	3,610	1,410	nm	8,472	3,036	nm
Yield (cents)	18.73	15.33	22.2%	17.30	14.97	15.6%
Passenger revenue per ASM (cents)	15.78	9.66	63.4%	13.50	8.00	68.7%
Note: Amounts may not recalculate due to rounding.
(1)Domestic results include Canada, Puerto Rico and U.S. Virgin Islands.
(2)Latin America results include the Caribbean.

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

Reconciliation of GAAP Financial Information to Non-GAAP Financial Information
American Airlines Group Inc. (the Company) sometimes uses financial measures that are derived from the condensed consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate its current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies, and should be considered in addition to, and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.
The tables below present the reconciliations of the following GAAP measures to their non-GAAP measures:
–Operating Income (Loss) (GAAP measure) to Operating Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Operating Margin (GAAP measure) to Operating Margin Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Income (Loss) (GAAP measure) to Pre-Tax Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Pre-Tax Margin (GAAP measure) to Pre-Tax Margin Excluding Net Special Items (non-GAAP measure)
–Net Income (Loss) (GAAP measure) to Net Income (Loss) Excluding Net Special Items (non-GAAP measure)
–Basic and Diluted Earnings (Loss) Per Share (GAAP measure) to Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items (non-GAAP measure)
Management uses these non-GAAP financial measures to evaluate the Company's current operating performance and to allow for period-to-period comparisons. As net special items may vary from period-to-period in nature and amount, the adjustment to exclude net special items allows management an additional tool to understand the Company’s core operating performance.
Additionally, the tables below present the reconciliations of total operating costs (GAAP measure) to total operating costs excluding net special items and fuel (non-GAAP measure) and total operating costs per ASM (CASM) to CASM excluding net special items and fuel. Management uses total operating costs excluding net special items and fuel and CASM excluding net special items and fuel to evaluate the Company's current operating performance and for period-to-period comparisons. The price of fuel, over which the Company has no control, impacts the comparability of period-to-period financial performance. The adjustment to exclude fuel and net special items allows management an additional tool to understand and analyze the Company’s non-fuel costs and core operating performance.

Reconciliation of Operating Income (Loss) Excluding Net Special Items	3 Months Ended September 30,		Percent Increase (Decrease)	9 Months Ended September 30,		Percent Increase (Decrease)
	2022	2021		2022	2021
	(in millions)			(in millions)
Operating income (loss) as reported	$930	$595		$225	$(279)
Operating net special items:
Mainline operating special items, net (1)	37	(990)		189	(3,986)
Regional operating special items, net (2)	2	(67)		2	(449)
Operating income (loss) excluding net special items	$969	$(462)	nm	$416	$(4,714)	nm

Calculation of Operating Margin
Operating income (loss) as reported	$930	$595		$225	$(279)
Total operating revenues as reported	$13,462	$8,969		$35,783	$20,455
Operating margin	6.9%	6.6%		0.6%	(1.4%)

Calculation of Operating Margin Excluding Net Special Items
Operating income (loss) excluding net special items	$969	$(462)		$416	$(4,714)
Total operating revenues as reported	$13,462	$8,969		$35,783	$20,455
Operating margin excluding net special items	7.2%	(5.2%)		1.2%	(23.0%)

Reconciliation of Pre-Tax Income (Loss) Excluding Net Special Items
Pre-tax income (loss) as reported	$658	$206		$(824)	$(1,357)
Pre-tax net special items:
Mainline operating special items, net (1)	37	(990)		189	(3,986)
Regional operating special items, net (2)	2	(67)		2	(449)
Nonoperating special items, net (3)	(57)	18		34	31
Total pre-tax net special items	(18)	(1,039)		225	(4,404)

Pre-tax income (loss) excluding net special items	$640	$(833)	nm	$(599)	$(5,761)	(89.6%)

Calculation of Pre-Tax Margin
Pre-tax income (loss) as reported	$658	$206		$(824)	$(1,357)
Total operating revenues as reported	$13,462	$8,969		$35,783	$20,455
Pre-tax margin	4.9%	2.3%		(2.3%)	(6.6%)

Calculation of Pre-Tax Margin Excluding Net Special Items
Pre-tax income (loss) excluding net special items	$640	$(833)		$(599)	$(5,761)
Total operating revenues as reported	$13,462	$8,969		$35,783	$20,455
Pre-tax margin excluding net special items	4.8%	(9.3%)		(1.7%)	(28.2%)

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

Reconciliation of Net Income (Loss) Excluding Net Special Items	3 Months Ended September 30,		Percent Increase (Decrease)	9 Months Ended September 30,		Percent Increase (Decrease)
	2022	2021		2022	2021
	(in millions, except share and per share amounts)			(in millions, except share and per share amounts)
Net income (loss) as reported	$483	$169		$(676)	$(1,061)
Net special items:
Total pre-tax net special items (1), (2), (3)	(18)	(1,039)		225	(4,404)
Income tax special items, net	—	—		(9)	—
Net tax effect of net special items	13	229		(39)	991
Net income (loss) excluding net special items	$478	$(641)	nm	$(499)	$(4,474)	(88.9%)

Reconciliation of Basic and Diluted Earnings (Loss) Per Share Excluding Net Special Items
Net income (loss) excluding net special items	$478	$(641)		$(499)	$(4,474)
Shares used for computation (in thousands):
Basic	650,586	648,564		650,145	642,432
Diluted	715,985	648,564		650,145	642,432
Earnings (loss) per share excluding net special items:
Basic	$0.73	$(0.99)		$(0.77)	$(6.96)
Diluted	$0.69	$(0.99)		$(0.77)	$(6.96)

Reconciliation of Total Operating Costs per ASM Excluding Net Special Items and Fuel
Total operating expenses as reported	$12,532	$8,374		$35,558	$20,734

Operating net special items:
Mainline operating special items, net (1)	(37)	990		(189)	3,986
Regional operating special items, net (2)	(2)	67		(2)	449
Total operating expenses excluding net special items	12,493	9,431		35,367	25,169

Aircraft fuel and related taxes	(3,847)	(1,952)		(10,369)	(4,596)
Total operating expenses excluding net special items and fuel	$8,646	$7,479		$24,998	$20,573
	(in cents)			(in cents)
Total operating expenses per ASM as reported	18.28	13.70		18.30	13.51

Operating net special items per ASM:
Mainline operating special items, net (1)	(0.05)	1.62		(0.10)	2.60
Regional operating special items, net (2)	—	0.11		—	0.29
Total operating expenses per ASM excluding net special items	18.22	15.43		18.21	16.40

Aircraft fuel and related taxes per ASM	(5.61)	(3.19)		(5.34)	(3.00)
Total operating expenses per ASM excluding net special items and fuel	12.61	12.24		12.87	13.41
Note: Amounts may not recalculate due to rounding.
FOOTNOTES:
(1)The 2022 nine month period mainline operating special items, net principally included a non-cash impairment charge to write down the carrying value of the Company's retired Airbus A330 fleet to the estimated fair value due to the market conditions for certain used aircraft. The Company retired its Airbus A330 fleet in 2020 as a result of the decline in demand for air travel due to the COVID-19 pandemic.
The 2021 third quarter mainline operating special items, net principally included $992 million of Payroll Support Program (PSP) financial assistance. The 2021 nine month period mainline operating special items, net principally included $4.2 billion of PSP financial assistance, offset in part by $168 million of salary and medical costs associated with certain team members who opted into voluntary early retirement programs offered as a result of reductions to the Company's operation due to the COVID-19 pandemic.
(2)The 2021 third quarter regional operating special items, net principally included $128 million of PSP financial assistance. The 2021 nine month period regional operating special items, net principally included $539 million of PSP financial assistance, offset in part by a $27 million non-cash impairment charge to write down regional aircraft resulting from the retirement of the remaining Embraer 140 fleet earlier than planned.
(3)Principally included mark-to-market net unrealized gains and losses associated with certain equity and other investments as well as non-cash charges associated with debt refinancings and extinguishments.

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

American Airlines Group Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)(Unaudited)

	9 Months Ended September 30,
	2022	2021
Net cash provided by operating activities	$2,331	$1,904
Cash flows from investing activities:
Capital expenditures, net of aircraft purchase deposit returns	(1,860)	(25)
Airport construction projects, net of reimbursements	(274)	(110)
Proceeds from sale-leaseback transactions	46	168
Proceeds from sale of property and equipment	37	181
Sales of short-term investments	13,412	7,540
Purchases of short-term investments	(12,113)	(15,159)
Decrease (increase) in restricted short-term investments	41	(330)
Purchase of equity investments	(205)	—
Other investing activities	—	14
Net cash used in investing activities	(916)	(7,721)
Cash flows from financing activities:
Payments on long-term debt and finance leases	(2,038)	(6,639)
Proceeds from issuance of long-term debt	699	12,096
Shares withheld for taxes pursuant to employee stock plans	(16)	(13)
Deferred financing costs	(2)	(176)
Proceeds from issuance of equity	—	460
Other financing activities	10	121
Net cash provided by (used in) financing activities	(1,347)	5,849
Net increase in cash and restricted cash	68	32
Cash and restricted cash at beginning of period	408	399
Cash and restricted cash at end of period (1)	$476	$431

(1)The following table provides a reconciliation of cash and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash	$332	$293
Restricted cash included in restricted cash and short-term investments	144	138
Total cash and restricted cash	$476	$431

American Airlines Reports Third-Quarter 2022 Financial Results
Oct. 20, 2022

American Airlines Group Inc.
Condensed Consolidated Balance Sheets
(In millions, except shares)

	September 30, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash	$332	$273
Short-term investments	10,900	12,158
Restricted cash and short-term investments	953	990
Accounts receivable, net	1,991	1,505
Aircraft fuel, spare parts and supplies, net	2,215	1,795
Prepaid expenses and other	986	615
Total current assets	17,377	17,336
Operating property and equipment
Flight equipment	39,154	37,856
Ground property and equipment	9,696	9,335
Equipment purchase deposits	643	517
Total property and equipment, at cost	49,493	47,708
Less accumulated depreciation and amortization	(19,506)	(18,171)
Total property and equipment, net	29,987	29,537
Operating lease right-of-use assets	7,549	7,850
Other assets
Goodwill	4,091	4,091
Intangibles, net	2,069	1,988
Deferred tax asset	3,679	3,556
Other assets	1,900	2,109
Total other assets	11,739	11,744
Total assets	$66,652	$66,467
Liabilities and Stockholders’ Equity (Deficit)
Current liabilities
Current maturities of long-term debt and finance leases	$2,749	$2,489
Accounts payable	2,117	1,772
Accrued salaries and wages	1,662	1,489
Air traffic liability	8,161	6,087
Loyalty program liability	3,006	2,896
Operating lease liabilities	1,467	1,507
Other accrued liabilities	2,808	2,766
Total current liabilities	21,970	19,006
Noncurrent liabilities
Long-term debt and finance leases, net of current maturities	34,185	35,571
Pension and postretirement benefits	4,601	5,053
Loyalty program liability	6,141	6,239
Operating lease liabilities	6,281	6,610
Other liabilities	1,367	1,328
Total noncurrent liabilities	52,575	54,801
Stockholders' equity (deficit)
Common stock, 649,863,026 shares outstanding at September 30, 2022	6	6
Additional paid-in capital	7,277	7,234
Accumulated other comprehensive loss	(5,862)	(5,942)
Retained deficit	(9,314)	(8,638)
Total stockholders' deficit	(7,893)	(7,340)
Total liabilities and stockholders’ equity (deficit)	$66,652	$66,467